SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE

THIS SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE (“Settlement Agreement”) is made as of _______________, 2018, by and among John Keeler & Co., Inc. d/b/a Blue Star Foods, a Florida corporation with an address at 3000 NW 109th Ave., Miami, Florida 33172 (the “Company”), and _____________________________, with an address at ________________________________________ (“the “Investor”). The foregoing parties are sometimes referred to hereinafter collectively as the “Parties” and each, individually, as a “Party”.

RECITALS

A. On August 3, 2015, the Investor purchased $________________ dollars of capital stock (the “Share Purchase”) of Global Seafood International, Inc., which was later acquired by Steele Oceanic Corporation, an Oklahoma corporation (formerly known as Steele Resources Corporation) (“SELR”).

B. The Investor has notified the Company that it believes it has certain potential claims against the Company and/or SELR related to the Share Purchase.

C. In an effort to resolve the disputes between them, the Company and the Investor have engaged in good faith settlement negotiations and have reached a settlement.

D. Accordingly, the Investor is willing to agree to forbear from exercising certain of its rights and remedies, solely on the terms and conditions specified herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual promises, covenants and conditions herein contained, the Parties agree as follows:

1. Recitals Incorporated. The Recitals listed above are incorporated into and made a part of this Agreement.

2. Issuance of Shares. In consideration for the Investor’s agreement to forbear from exercising certain of its rights and remedies, simultaneously with the closing of a business combination transaction the Company is currently negotiating with A.G. Acquisition Group II, Inc., a Delaware corporation (to be renamed Blue Star Foods Corp.) (the “Pubco”), the Company will cause the Pubco to issue to the Investor, without further consideration, other than the general release set forth in Section 4 below, _________ units of Pubco’s securities (each, a “Unit” and, collectively, the “Units”), each Unit consisting of (a) one share (each, a “Share” and, collectively, the “Shares”) of Pubco’s Series A convertible preferred stock, par value $0.0001 per share (the “Series A Preferred Stock”), initially convertible into shares of Pubco’s common stock, par value $0.0001 per share (the “Common Stock”), at a conversion rate of 500-for-1 (a total of 500 shares of Common Stock per Unit) (the “Conversion Price”), and (b) 3-year warrants (each, a “Warrant” and, collectively, the “Warrants”) to purchase one-half (½) of one share of Pubco’s Common Stock for every share of Common Stock that would be received upon conversion of a share of Series A Preferred Stock (a total of 250 Warrants per Unit), in full and complete satisfaction (together with the general release set forth in Section 3 below) of any and all Investor Released Claims (as defined below) related to the Share Purchase the Investor may have against the Company Parties (as defined below). The certificates representing the Shares of Series A Preferred Stock, the shares of Common Stock issuable upon conversion of the Shares of Series A Preferred Stock (the “Conversion Shares”), the Warrants, and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) (the Units, the Shares of Series A Stock, the Conversion Shares, the Warrants and the Warrant Shares are sometimes herein referred to as the “Securities”) shall bear appropriate and customary legends restricting their transfer absent registration under the securities laws or available exemption therefrom. The Investor makes the representations and warranties to the Company set forth in Appendix A hereto (which are incorporated by reference herein), as of the date hereof and as of the date of the delivery to the Investor of the Units.

3. Release by the Company and the Company Parties. The Company and the Company Parties (as defined below) hereby fully and forever waive, release, acquit and discharge the Investor, together with all of his/her/its past and present predecessors-in-interest, successors-in-interest, assigns, and affiliates, and all of their officers, directors, shareholders, principals, managers, members, partners, employees, agents, servants, attorneys and legal representatives (hereinafter collectively referred to as the (“Investor Parties”), from any and all actions, suits, arbitrations, proceedings, controversies, disputes, causes of action, claims, rights, obligations, demands, agreements, covenants, promises, responsibilities, liabilities, indemnifications, contributions, damages, costs, expenses and fees, of whatever kind and nature, related to the Share Purchase, whether contractual, extra-contractual, tort or otherwise, which the Company or any of the Company Parties may now have, ever had, or will ever have against the Investor or the Investor Parties related to the Share Purchase, whether known or unknown, matured or unmatured, foreseeable or unforeseeable, fixed, contingent, class, individual, derivative or otherwise (the “Company Released Claims”). The Company and the Company Parties (as defined below) understand that they may later discover facts relating to the Company Released Claims in addition to or different from the facts now known or believed by them to be true and accept and assume such risk. Notwithstanding anything to the contrary herein, it is further understood and agreed by the parties hereto that this release shall not apply to acts of fraud or gross negligence by the Investor or the Investor Parties or release the Investor or the Investor Parties from any claims arising out of or related to this Settlement Agreement.

4. Release by the Investor and the Investor Parties. The Investor and the Investor Parties do hereby fully and forever waive, release, acquit and discharge the Company and SELR, together with all of their past and present predecessors-in-interest, successors-in-interest, assigns, and affiliates, and all of their officers, directors, shareholders, principals, managers, members, partners, employees, agents, servants, attorneys and legal representatives (hereinafter collectively referred to as the “Company Parties”), from any and all actions, suits, arbitrations, proceedings, controversies, disputes, causes of action, claims, rights, obligations, demands, agreements, covenants, promises, responsibilities, liabilities, indemnifications, contributions, damages, costs, expenses and fees, of whatever kind and nature related to the Share Purchase, whether contractual, extra-contractual, tort or otherwise, which Investor or any of the Investor Parties may now have, ever had, or will ever have against the Company or the Company Parties related to the Share Purchase, whether known or unknown, matured or unmatured, foreseeable or unforeseeable, fixed, contingent, class, individual, derivative or otherwise (the “Investor Released Claims”). The Investor and the Investor Parties understand that they may later discover facts relating to the Investor Released Claims in addition to or different from the facts now known or believed by them to be true and accept and assume such risk. Notwithstanding anything to the contrary herein, it is further understood and agreed by the parties hereto that this release shall not apply to acts of fraud or gross negligence by the Company or the Company Parties or release the Company or the Company Parties from any claims arising out of or related to this Settlement Agreement.

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5. Final Disposition. This Agreement is acknowledged to be a final and binding disposition of any and all Company Released Claims and Investor Released Claims by the Parties, as applicable, arising from or in any way related to the Share Purchase. Neither the negotiations preliminary to the signing of this Agreement nor its acceptance shall be considered as an admission of wrongdoing or liability by any Party hereto.

6. Confidentiality. The Parties agree that the terms and conditions of this Settlement Agreement shall remain confidential and shall not be disclosed to any entity or person unless disclosure is: (i) ordered by a court of competent jurisdiction; (ii) required by federal or state securities laws; or (iii) necessary for the enforcement of this Settlement Agreement, in which case the Settlement Agreement shall be filed with the applicable court and/or judicial body under seal.

7. Entire Agreement. This Settlement Agreement contains the sole, complete and entire agreement and understanding of the Parties concerning the matters contained herein and may not be altered, modified, or changed in any manner except by a writing duly executed by the Parties. No Party is relying on any representations other than those expressly set forth herein. No conditions precedent to the effectiveness of this Settlement Agreement exists, other than as expressly provided for herein. There are no oral or written collateral agreements hereto. All prior discussions and negotiations have been and are merged, integrated into and superseded by this Settlement Agreement.

8. Voluntary Agreement. The Parties agree that they have read and understand this Settlement Agreement, and that they are entering into this Settlement Agreement voluntarily and without coercion, that they have had the opportunity to consult with an attorney of their own choosing concerning the release contained in and the terms of this Settlement Agreement, and that the release they have made and the terms they have agreed to herein are knowing, conscious and with full appreciation that they are forever foreclosed from pursuing any of the rights so waived.

9. Covenant of Non-disparagement. Each of the Parties covenants never to disparage or speak ill of the other or any of their products, services, affiliates, subsidiaries, officers, directors, employees or shareholders, and will take reasonable steps to prevent, and will not knowingly permit, any of their respective employees or agents from disparaging or speaking ill of such persons.

10. Waiver. The delay or failure of a Party to exercise any right, power or privilege hereunder, or failure to strictly enforce any breach or default shall not constitute a waiver with respect thereto, and no waiver of any such right, power, privilege, breach or default on any one occasion shall constitute a waiver thereof on subsequent occasion unless clear and express notice thereof in writing is provided.

11. Applicable Law; Venue. This Agreement shall be governed by the laws of the State of Florida, without regard to the conflicts of laws principles thereof. Each Party: (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted only in either the courts of the State of Florida, County of Dade, or in the United States District Court for the Southern District of Florida, (b) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of the courts of the State of Florida, County of Dade, and the United States District Court for the Southern District of Florida in any such suit, action or proceeding. Each Party further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the courts of the State of Florida, County of Dade, or in the United States District Court for the Southern District of Florida and agrees that service of process pursuant to the laws of the State of Florida shall be deemed in every respect effective service of process upon such Party.

12. Warranties. The Parties, and each of them, warrant: (a) that they, and each of them, have the sole right and exclusive authority to execute this Settlement Agreement; and (b) that they have not sold, assigned, transferred, conveyed or otherwise disposed of any claim, demand, cause of action, obligation, damage or liability covered in this Settlement Agreement.

13. Due Authorization. The execution, delivery and performance of this Settlement Agreement and Release has been duly authorized by all necessary actions of the Parties hereto. This Settlement Agreement and Release constitutes a valid and binding agreement of the Parties enforceable against them in accordance with its terms.

14. Recitals Incorporated. The Recitals of this Settlement Agreement are incorporated herein and made a part hereof.

15. Counterparts. This Settlement Agreement may be executed in one or more counterparts, all of which together constitute one single document.

16. Electronic Signatures. This Settlement Agreement and any documents relating to it may be executed and transmitted to any other party electronically, which electronic version shall be deemed to be, and utilized in all respects as, an original, wet-inked document.

[The remainder of this page is left blank intentionally. Signature page follows.]

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IN WITNESS WHEREOF, the Parties hereto have executed this Settlement Agreement as of the day and year first written above.

JOHN KEELER & CO., INC. D/B/A BLUE STAR FOODS

By:
Name:	Carlos Faria
Title:	Chief Executive Officer

INVESTOR (individual)	INVESTOR (entity)

Signature	Name of Entity

Print Name	Signature of Authorized Person

Print Name:

Title:___________________________________________

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Appendix A

Representations and Warranties Relating to the Securities

(a) The Investor is acquiring the Securities for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. Investor understands and acknowledges that the Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or foreign securities laws, by reason of a specific exemption from the registration provisions of the Securities Act and applicable state and foreign securities laws, which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to any third person with respect to any of the Securities.

(b) The Investor understands that an active public market for the Company’s Common Stock may not now exist and that there may never be an active public market for the Securities acquired under this Settlement Agreement.

(c) The Investor is an “accredited investor” as defined in Rule 501 of Regulation D as promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

(d) Neither the Investor nor, to its knowledge, any person or entity controlling, controlled by or under common control with it, nor any person or entity having a beneficial interest in it, nor any person on whose behalf Investor is acting: (i) is a person listed in the Annex to Executive Order No. 13224 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism); (ii) is named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (iii) is a non-U.S. shell bank or is providing banking services indirectly to a non-U.S. shell bank; (iv) is a senior non-U.S. political figure or an immediate family member or close associate of such figure; or (v) is otherwise prohibited from investing in the Company pursuant to applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules or orders (categories (i) through (v), each a “Prohibited Seller”). The Investor agrees to provide the Company, promptly upon request, all information that is reasonably necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders. The Investor consents to the disclosure to U.S. regulators and law enforcement authorities by the Company and its affiliates and agents of such information about such member as is reasonably necessary or appropriate to comply with applicable U.S. anti-money-laundering, anti-terrorist and asset control laws, regulations, rules and orders. The Investor acknowledges that if, following its investment in the Securities, the Company reasonably believes that such member is a Prohibited Seller or is otherwise engaged in suspicious activity or refuses to promptly provide information that the Company requests, the Company has the right or may be obligated to prohibit additional investments, segregate the assets constituting the investment in accordance with applicable regulations or immediately require such member to transfer the Securities. The Investor further acknowledges that such member will have no claim against the Company or any of its affiliates or agents for any form of damages as a result of any of the foregoing actions.

(e) The Investor or its duly authorized representative realizes that because of the inherently speculative nature of business activities of the kind contemplated by the Company, the Company’s financial position and results of operations may be expected to fluctuate from period to period and will, generally, involve a high degree of financial and market risk that can result in substantial or, at times, even total loss of the value of the Securities.

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